                                                                    EXHIBIT 32.2
                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report of Arpeggio Acquisition
Corporation (the "Company") on Form 10-QSB for the period ending March 31, 2005
(the "Report"), as filed with the Securities and Exchange Commission on the date hereof, I Arnaud Ajdler, Chief Financial Officer and Secretary of the Company,
certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the
Sarbanes-Oxley Act of 2002, that:

         1.  The Report fully complies with the requirements of section 13(a)
or 15(d) of the Securities Exchange Act of 1934, as amended; and

         2 . The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the
Company.

By:     /s/ Arnaud Ajdler                                 Dated: May 13, 2005
        -----------------
        Arnaud Ajdler
        Chief Financial Officer and Secretary
        (Principal Accounting Officer)